UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2025

USA Compression Partners, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8117 Preston Road, Suite 510A
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 473-2662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2025, the board of directors (the “Board”) of USA Compression GP, LLC (the “Company”), the general partner of USA Compression Partners, LP (the “Partnership”), appointed Julie A. McEwen to the position of Vice President and Controller of the Company, and designated Ms. McEwen as the principal accounting officer of the Partnership, each to be effective as of March 4, 2025. Prior to this appointment, Ms. McEwen, 41, served as Controller of the Partnership beginning in July 2014, and was Director of SEC Reporting of the Partnership from July 2011 to June 2014. Prior to joining the Partnership, Ms. McEwen held various positions in public accounting at Deloitte. Ms. McEwen earned a Bachelor of Business Administration in accounting and a Master in Professional Accounting from the University of Texas at Austin. Ms. McEwen is a Certified Public Accountant.
There are no arrangements or understandings between Ms. McEwen and any other persons pursuant to which she was selected to serve as the Company’s Vice President and Controller. There are no family relationships between Ms. McEwen and any of the Company’s directors or executive officers, and Ms. McEwen has no reportable transactions under Item 404(a) of Regulation S-K. In connection with this appointment and designation, there are no changes to Ms. McEwen’s compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	February 28, 2025	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary